Exhibit 10.10

PREFERENTIAL USAGE AGREEMENT

THIS AGREEMENT made and entered into this 1st day of December 1985, by and between the MUNICIPALITY OF ANCHORAGE, ALASKA, a municipal corporation organized under the laws of the State of Alaska, (hereinafter called “Anchorage”) and SEA-LAND SERVICE, INC., a corporation organized under the laws of the State of Delaware (hereinafter called “Sea-Land”).

WITNESSETH:

WHEREAS, Sea-Land or its affiliated companies desire to render year round ocean carrier service to and from the Port of Anchorage;

WHEREAS, Sea-Land desires to use certain wharf facilities and appurtenances owned and operated by Anchorage in connection with its shipping services and those of its agents or affiliated companies, and,

WHEREAS, Anchorage desires to make available to Sea-Land for Sea-Land’s preferential use certain of its facilities for said purpose; now, therefore,

IT IS AGREED AS FOLLOWS:

1. Description of Premises:

For and in consideration of the faithful performance by Sea-Land of the agreements, covenants, terms and conditions hereof, and the payments herein provided to be made by Sea-Land, Anchorage does hereby agree to furnish and otherwise make available to Sea-Land for its preferential use as hereinafter defined, the following described premises situated within the Municipality of Anchorage, Alaska,

PREFERENTIAL USE AGREEMENT WITH SEA-LAND SERVICE, INC.	PAGE 1

together with all improvements located thereon:

NOW, THEREFORE in consideration of their mutual undertakings, and other valuable consideration do hereby agree as follows:

(a) Anchorage hereby grants Sea-Land preferential berthing rights at the Port of Anchorage dock for 156 vessel calls per calendar year. The berthing area reserved for Sea-Land under this agreement consists of 920’ on Terminal 2 (hereinafter called the “facility”) as more particularly described in Appendix A attached hereto and made a part hereof.

The term “preferential berthing rights” shall, for purposes of this document, mean that Sea-Land shall be accorded the preferential right to berth a vessel 156 times in each calendar year at the facility, immediately upon the vessel’s arrival in the harbor of Anchorage, Alaska, during a period of 6 hours before and 24 hours after the established arrival times recited in a schedule filed by Sea-Land with the Port Director at least 15 days in advance. Sea-Land will promptly advise the Port Director of all schedule changes. Preferential berthing rights shall apply whether the berth is occupied by another vessel or not. Any other vessel, barge or craft, occupying the berth at the time Sea-Land’s vessel arrives in the period of 6 hours before and 24 hours after the scheduled arrival time, shall be immediately removed from the facility at no cost to Sea-Land.

Sea-Land shall make every reasonable effort to vacate the berth within 48 hours after time of arrival and mooring at the facility and shall not remain after this time unless a longer period is approved by the Port Director. In the event the arrival of Sea-

PREFERENTIAL USE AGREEMENT WITH SEA-LAND SERVICE, INC.	PAGE 2

Land’s vessel is delayed by more than 24 hours or is premature by more than 6 hours, Sea-Land shall immediately advise the Port Director who shall make every reasonable effort to conclude satisfactory alternative berthing arrangements.

Anchorage reserves secondary rights to occupy portions of the berth not occupied by Sea-Land’s vessel; provided, however, that Anchorage’s use of the facility shall not unreasonably interfere with Sea-Land’s preferential berthing rights; or, the loading or discharging of cargo to or from Sea-Land’s vessels; or the docking, undocking or mooring of Sea-Land’s vessels. Anchorage further reserves to itself the right to use all the berth when not occupied by Sea-Land’s vessel. The term “Sea-Land’s vessel” as used herein shall apply to vessels owned or operated by Sea-Land, its affiliated companies and to vessels which either Sea-Land or an affiliated company space charters.

In the event Sea-Land shall, at any time during the term of this agreements, decide to increase the frequency of its vessel calls at the Port of Anchorage, Sea-Land shall immediately advise Anchorage of such fact and Anchorage shall make every reasonable effort to accommodate Sea-Land’s additional vessels at the Port of Anchorage dock.

1. In the event Sea-Land shall berth its vessel in excess of the one hundred and fifty-six (156) calls per Agreement year as provided in sub-paragraph (b) of paragraph 1 of the Agreement, the tonnage fees assessed against such excess calls shall be at the rate set forth in Anchorage’s terminal tariff.

2. Sea-Land agrees to berth its vessels at Terminal 2.

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2. Term - Option to Extend:

The initial term of this agreement shall be for a period of approximately five (5) years commencing on the day immediately following the date which the Federal Maritime Commission designates as the effective date pursuant to the Shipping Act of 1984, and terminating on December 31, 1990.

It is expressly understood and agreed that Sea-Land has and is hereby granted the option to extend the term of this agreement for

PREFERENTIAL USE AGREEMENT WITH SEA-LAND SERVICE, INC.	PAGE 4

five (5) successive periods of five (5) years each. Any extension of this agreement granted pursuant to this paragraph shall be governed by the same terms and conditions applying during the basic or initial term; provided however, that the usage charge may be adjusted as provided in Article 3 herein prior to the beginning of any extended term of the agreement. Sea-land shall give Anchorage, at least three (3) months prior to the expiration of the original term or any extended term of this agreement, written notice of its intention to so extend the agreement, for a subsequent term. The term of this agreement from its commencement including the initial term and any extended terms shall not exceed beyond December 31, 2015.

3. Payments:

A. In consideration of the privileges and facilities extended to Sea-Land pursuant to Article 1 hereof, Sea-Land hereby agrees to pay Anchorage as full compensation the following sums as an annual preferential users charge for its use of the premises and other privileges set forth herein; provided, however, said annual users charge may be reviewed and adjusted after each five (5) years of occupancy as provided in Part B of this article:

(a) The sum of $585,000 per agreement year in consideration for which Sea-Land shall be permitted to handle (including, but not limited to receiving, loading, discharging or delivering) over the facilities of the Port of Anchorage including use of the premises pursuant to Article 1 at no additional charge 250,000 tons of cargo per calendar year. (All tons shall be of 2,000 lbs. each.)

(b) For each ton of cargo in excess of 250,000 tons up to

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500,000 tons per calendar year handled by Sea-Land across the premises, Sea-Land shall pay the sum of $2.23 per ton; for each ton of cargo in excess of 500,000 tons up to 625,000 tons per calendar year handled by Sea-Land across the premises, Sea-Land shall pay the sum of $2.09 per ton; for each such ton in excess of 625,000 tons per calendar year Sea-Land shall pay the sum of $1.96 per ton.

(c) Transshipment cargo (i.e., cargo delivered to Anchorage for transfer to another vessel) shall be taken as a single through movement and shall be included only one time for purpose of determining the tonnage charges.

It is further understood and agreed that the payment of the charges enumerated herein, shall be in lieu of the payment of wharfage and dockage charges customarily assessed for the use of the premises or any such charge or charges that may be assessed in the future.

B. After each five (5) years of effectiveness of this agreement, the annual users charge as provided in Part A subparagraph (a) of this article shall be reviewed by the parties and when costs and land values have changed, the parties shall renegotiate the annual users charge to be applied during each successive five (5) year period of this agreement. In the negotiations to establish the annual users charge for the subsequent or succeeding five (5) year period, the parties shall take into consideration the character of the property, its value, the fair rental value of similar land improvements devoted to similar use, the terms, conditions and restrictions of this agreement and any other factors or data necessary for proper determination of a fair

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annual users charge.

The renegotiated annual users charge for the succeeding five (5) year term shall be no less than eighty percent (80%) nor more than one hundred twenty percent (120%) of the annual users charge in effect during the five (5) year term immediately preceding such period of adjustment unless Anchorage demonstrates that inflation cumulatively totaling in excess of thirty percent (30%) has existed during the five (5) year term immediately preceding the adjustment. If Anchorage demonstrates inflation cumulatively totaling in excess of thirty percent (30%) has existed during the five (5) year term immediately preceding the adjustment and if Sea-Land has been profitable during the five year term immediately preceding the adjustment, an annual users charge greater than 120 percent (120%) of the annual users charge in effect during the five (5) year term immediately preceding such period of adjustment may be negotiated. If the parties fail to reach agreement on Sea-Land’s profitability and/or the cumulative rate of inflation during the five (5) year term immediately preceding the adjustment, the rates for both shall be established by a mutually agreeable arbitrator.

The adjustment, if any, to be made after the first five (5) years of occupancy under the initial term of this agreement shall be agreed upon by the parties and, in the case of any extended term of this agreement, within thirty (30) days of the date of Sea-Land’s notice of its desire to exercise its option pursuant to Article 2 hereof to extend the agreement for an additional five (5) year period. If the parties are unable to agree upon a fair annual users fee within said periods, either party may terminate this agreement

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and such termination shall not be considered a default or forfeiture hereunder nor will any penalties be applied.

C. The charges provided herein shall be paid Anchorage by Sea-Land in monthly installments with each installment representing payment for the preceeding month’s tonnage. Such payments shall become due 15 days following the Port of Anchorage’s submission of an invoice to Sea-Land.

The monthly payment of charges hereunder shall be accompanied by a report in a form satisfactory to the Port Director summarizing all cargo loaded and discharged to and from Sea-Land’s vessels at the premises. Anchorage may from time to time inspect Sea-Land’s records and accounts relating to the loading and discharging of cargo in order to verify the accuracy of Sea-Land’s reports and the amount of payment due.

4. Use Of Premises:

Policies, procedures and rules established in the Port of Anchorage Tariff control all Sea-Land activities within the Port except as specifically identified in this agreement.

Sea-Land is engaged in transportation services and shall use the premises in the furtherance of its business which use shall include, but not be confined to, the receiving, delivery, handling and storage of cargo, the docking of vessels including vessels of its affiliated companies and the loading and discharging of cargo to and from such vessel, including, but not limited to, cargo in containers. In the event any local, state or federal ordinance or law shall prevent Sea-Land from engaging in the aforementioned activities, at the premises, or if Sea-Land is denied reasonable

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convenient access over areas owned or controlled by Anchorage for the movement of its tractors, trailers, or chassis between the premises and public streets and highways, Sea-Land may, at its option, with thirty (30) days written notice to Anchorage, terminate this agreement without penalty.

Sea-Land shall keep the dock clear of equipment and material except those vehicles, equipment or material necessary to efficiently perform the receiving, delivery or handling of freight or the loading or discharging of vessels. Vehicles shall be parked in accordance with such reasonable rules as may be established by the Port Director.

5. Dredging and Repairs/Maintenance:

Anchorage shall be responsible for all required maintenance dredging at or around the pier including any dredging required between the pier and channels maintained by the United States Government to a minimum depth of 30 feet draft at mean low water. Anchorage will pay the cost of any structural repairs to the pier, piling or bulkheads other than repairs made necessary by the negligence of Sea-Land, its affiliates, agents, employees or licensees.

Future maintenance dredging costs exceeding $50,000 per year incurred by or charged to the Port of Anchorage will be reimbursed by Port users, including Sea-Land.

6. Hold Harmless Agreement & Liability Insurance:

Sea-Land shall indemnify and save Anchorage harmless from any and all liability, claims, suits, judgements, expenses, counsel fees or payments of any kind on account of injury or death to any person or persons, or damage to any property arising from Sea-Land’s, its

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affiliates, employees or agents, use of the premises and the improvements and equipment located thereon, whether such injuries occur upon said premises or not and at its own sole expense Sea-Land shall defend Anchorage against any such claims, law suits, proceedings or judgments; provided however, the liabilities and claims arising out of the negligence of Anchorage or its agents, invitees or other tenants, are excepted from this Hold Harmless Agreement.

During the term of this agreement, Sea-Land at its sole expense, shall provide and maintain Employers Liability and Workers Compensation as required by Alaska State Statutes and the Federal Longshoremen and Harbor Workers Act and the Federal Maritime Liability Law (Jones Act), public liability and property damage insurance with respect to the premises with limits of at least $500,000 for comprehensive general liability, $500,000 for comprehensive vehicle liability and 2,000,000 for excess liability insurance. All required policies shall include Anchorage as a co-insured and Sea-Land shall furnish the Anchorage Municipal Attorney with a copy of the policy. Anchorage shall have the rights to require reasonable increases to the limits of coverage specified above at each five (5) years renewal, if any, of this agreement.

7. Assignment:

Sea-Land shall not, either directly or indirectly, assign, hypothecate, encumber or transfer this agreement or any interest therein, or license the use of same in whole or in part, without written consent of Anchorage which consent shall not be unreasonably withheld.

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Notwithstanding anything to the contrary contained in this article, Sea-Land may without the prior permission of Anchorage, assign this agreement in whole, but not in part, to a subsidiary, affiliated, controlled or controlling corporation, or a corporation with which Sea-Land is merged.

8. Destruction of Premises:

Whenever the premises or any essential part thereof shall be destroyed by fire, earthquake or other casualty or cause, this agreement shall terminate in the case of total destruction; and in the case of partial destruction or damage, so as to make a portion of the premises unusable, this agreement shall terminate with respect to such damaged or destroyed portion, or at Sea-Land’s option, the agreement may be terminated in its entirety. In the event this agreement is terminated by virtue of total destruction to the premises or Sea-Land elects to terminate the agreement due to partial destruction or damage, no preferential users charge or other payments shall accrue to Anchorage after such destruction or after receipt of Sea-Land’s written notice that it desires to terminate the agreement in the case of partial destruction or damage. In the event the premises are partially destroyed or damaged, and Sea-land does not elect to terminate this agreement, the preferential users charge and other payments shall be abated in proportion to the extent that said premises are not tenable and usable by Sea-Land. Should Sea-Land elect not to terminate this agreement, Anchorage will, with reasonable diligence and dispatch restore the premises, as near as practical, to their former condition, and Sea-Land’s obligations to pay preferential users charges and other sums shall

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be reinstated immediately upon use or completion of such improvements to the premises.

9. Forfeiture:

This agreement is made upon the condition that if the payments which Sea-land herein agrees to pay, or any part thereof, shall be unpaid on the date on which the same shall become due, or if default be made in any of the terms, agreements, conditions or covenants herein contained on the part of Sea-Land and such conditions remain uncured or payments remain unpaid beyond the expiration of written notice of default as provided in this article, this agreement shall become forfeited, and Anchorage may exercise all rights of entry and re-entry upon the premises. Sea-Land shall not be considered in default as to any provisions of this agreement where such default is the result of, or pursuant to, any process, order or decree of any court or regulatory body or because of a work stoppage arising from a labor dispute. No default shall be declared by Anchorage as to any breach which may be cured or obviated by Sea-land until the expiration of thirty (30) days after written notice by Anchorage to Sea-land of such default and if, during such thirty (30) day period, such default shall have been cured or obviated; provided, that only ten (10) days written notice shall be required in the case of a default in the payments of sums herein provided to be paid by Sea-Land; and provided further that, except for failure to make payments of money when due, no default shall be declared by Anchorage if Sea-Land shall commence to cure or obviate such default prior to the expiration of such notice period and shall prosecute such work to completion with reasonable diligence, even though performance of

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such term agreement, condition or covenant shall not have been effected or completed strictly within the period during which the same should have been effected or completed,

Sea-Land shall not be considered in default as to any provisions of this agreement if the non-payment of sums as provided in this agreement is occasioned by Anchorage’s failure to repair and maintain the premises as provided in Article 5 in a good, and workable condition; or if Anchorage fails to maintain the other convenants set forth herein.

10. Right to Entry as Agent:

In any case in which provision is made herein for the termination of this agreement by Anchorage, due to forfeiture or default by Sea-land, Anchorage in lieu of declaring a forfeiture may enter upon the premises. To such end, Sea-Land hereby irrevocably appoints Anchorage its agent to remove any and all persons or property on said premises and place any such property in storage for the account of and at the expense of Sea-Land. In such case, Anchorage may lease or otherwise dispose of the premises upon such terms as to it may seem proper, and if a sufficient sum shall not be realized thereby, after paying expenses of such leasing or disposal to satisfy the sums herein agreed to be paid by Sea-Land, Sea-Land agrees to pay any such deficiency. Sea-Land further agrees to save Anchorage harmless from any losses or damage or claim arising out of the action of Anchorage in pursuance of this paragraph.

No mention in this agreement of any specific right or remedy shall preclude Anchorage from exercising any other right or from having any other remedy to which it may otherwise be entitled at law

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or inequity, and, but not by way of limitation, Anchorage shall be entitled to the benefit of all public local laws and public general laws of Alaska respecting the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer.

11. Notices:

All notices required or permitted to be given, payments of charges, etc., by Sea-Land to Anchorage or by Anchorage to Sea-land shall be deemed to have been given if sent by certified first class mail with return receipt requested, addressed to the respective parties at their addresses given below or at such other addresses as may from time to time be designed in writing by the respective parties:

Office of the Port Director	General Manager
Port of Anchorage	Sea-Land Service, Inc.
2000 Anchorage Port Road	(Executive Offices & Sales)
Anchorage, Alaska 99501	2250 Denali St.
Suite 1604
Anchorage, Alaska 99503

12. Condemnation:

If at any time during the term of this agreement or any renewal thereof, the premises shall be purchased or condemned by any public authority under or pursuant to its power of eminent domain, then this agreement shall, from and after the date of such purchase or condemnation or from and after the expiration of thirty (30) days prior written notice thereof given by Anchorage to Sea-Land before the settlement date of such purchase or condemnation, which ever shall last occur, absolutely cease and terminate without liability to either party, and thereupon the entire proceeds from the disposal

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of said property shall belong to and be the property of Anchorage.

13. Waivers:

No consent to or waiver of any breach of any covenant, agreement or stipulation of this agreement shall be construed as authorizing any subsequent or other breach of any covenant, agreement or stipulation hereof, or as waiving any rights or remedies hereby reserved to Anchorage in the event of any such breach.

14. Terms Binding Upon Successors:

The covenants, agreements and stipulations contained in this agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors and assigns.

15. Access to Premises:

Sea-Land, its agents, employees and third persons using the premises with the consent and approval of Sea-Land shall have necessary access to the premises and access roads shall be maintained by Anchorage in a safe, good, usable condition.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed on the day and year first above written.

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MUNICIPALITY OF ANCHORAGE	SEA-LAND SERVICE, INC.

/s/ Sea-Land Service, Inc.
Municipal Manager	Name: ____________
Title: Vice President, Alaska
Date:	Date: 11/25/85
IRS Tax
Identification No. 22-1625254
Tax Status: Taxable ☑
Non Taxable ☐

ATTEST:	ATTEST:

Municipal Clerk	Assistant Secretary
Date:	Date:

APPROVED AS TO FORM:	RECOMMENDED FOR APPROVAL:

/s/ D.W.Tiptov
Assistant Municipal Attorney Date:	General Manager, Alas Sea-Land Service, Inc.
Date:

RECOMMENDED FOR APPROVAL

/s/ Port Director
Port Director
Date: 12/2/85

STATE OF	)
) SS.
)

THIS IS TO CERTIFY that on this 27th day of November, 1985 before me, the undersigned, a Notary Public in and for the State of Alaska personally appeared __________ known to me to be the Vice President of Sea-Land Service, the corporation named in the foregoing instrument as the free act and deed of the said corporation for the uses and purposes therein stated.

WITNESS my hand and official seal the day and year in this certificate first above written.

/s/ Notary Public
Notary Public in and for Alaska
My commission expires:4/13/88

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POL TERMINAL
TERMINAL NO 1
TERMINAL NO 2 (Sealand)
TERMINAL NO. 3 (Tote)
910'-0"
EXISTING PORT BOUNDARY
12 D
11 A
TRANSIT AREA A
TRANSIT AREA B
TRANSIT AREA C
TRANSIT AREA D
CONTAINER STORAGE
6 D-1
5F-1
2 D
3 A
1 D
1 C
1 E
A
5 D-1
6 C-1
7 B
8 C
8 B
B
EXISTING PORT BOUNDARY
0
300
600

APPENDIX A
TO PREFERENTIAL USAGE AGREEMENT
WITH SEA-LAND SERVICE, INC.

PORT OF ANCHORAG

Figure 1

Existing Land Us

AMENDMENT TO PREFERENTIAL USAGE AGREEMENT

THIS AGREEMENT made and entered into this 31st day of January, 1991, by and between the MUNICIPALITY OF ANCHORAGE, ALASKA, a municipal corporation organized under the laws of the State of Alaska, (hereinafter called “Anchorage”) and SEA-LAND SERVICE, INC., a corporation organized under the laws of the State of Delaware (hereinafter called “Sea-Land”).

WITNESSETH:

WHEREAS, the Preferential Usage Agreement entered into by Anchorage and Sea-Land on December 1, 1985 provided that its term would terminate on December 31, 1990 unless Sea-Land exercised the first of its five (5) year options to extend;

WHEREAS, the above-described Preferential Usage Agreement provided for the renegotiation and adjustment of the usage charge at the beginning of any extended term of the Agreement; and

WHEREAS, Sea-Land has exercised its first option to extend and the parties have negotiated new usage charges; now therefore,

AMENDMENT TO PREFERENTIAL USAGE AGREEMENT WITH SEA-LAND SERVICE, INC. Page 1	[SEAL]

IT IS AGREED AS FOLLOWS that the Preferential Usage Agreement is amended so that the following terms shall apply during the term extending from January 1, 1991 to December 31, 1995 and to any of the four (4) remaining five (5) year options to extend:

1. Paragraph 1 of the Preferential Usage Agreement entitled “Description of Premises”, is amended to read as follows:

For and in consideration of the faithful performance by Sea-Land of the agreements, covenants, terms and conditions hereof, and the payments herein provided to be made by Sea-Land, Anchorage does hereby agree to furnish and otherwise make available to Sea-Land for its preferential use as hereinafter defined, the following described premises situated within the Municipality of Anchorage, Alaska, together with all improvements located thereon:

NOW, THEREFORE, in consideration of the parties’ mutual undertakings, and other valuable consideration do hereby agree as follows:

Anchorage hereby grants Sea-Land preferential berthing rights at the Port of Anchorage dock for 135 vessel calls per calendar year. The berthing area reserved for Sea-Land under this agreement consists of 920’ on Terminal 2 (hereinafter called the “facility”) as more particularly described in Appendix A attached hereto and made a part hereof. Anchorage hereby grants Sea-Land exclusive use of Transit Area B, the 6.4 acre paved cargo staging area east of Terminal No. 2.

The term “preferential berthing rights” shall, for purposes of this document, mean that Sea-Land shall be accorded the preferential right to berth vessels 156 times in each calendar year at the facility, immediately upon the vessel’s arrival in the harbor of Anchorage, Alaska, during a period of 6 hours before and 24 hours after the established arrival times recited

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

in a schedule filed by Sea-Land with the Port Director at least 15 days in advance. Sea-Land will promptly advise the Port Director of all schedule changes. Preferential berthing rights shall apply whether the berth is occupied by another vessel or not. Any other vessel, barge or craft, occupying the berth at the time Sea-Land’s vessel arrives in the period of 6 hours before and 24 hours after the scheduled arrival time, shall be immediately removed from the facility at no cost to Sea-Land.

Sea-Land shall make every reasonable effort to vacate the berth within 48 hours after time of arrival and mooring at the facility and shall net remain after this time unless a longer period is approved by the Port Director. In the event the arrival of Sea-Land’s vessel is delayed by more than 24 hours or is premature by more than 6 hours, Sea-Land shall immediately advise the Port Director who shall make every reasonable effort to conclude satisfactory alternative berthing arrangements.

Anchorage reserves secondary rights to occupy portions of the berth not occupied by Sea-Land’s vessel; provided, however, that Anchorage’s use of the facility shall not unreasonably interfere with Sea-Land’s preferential berthing rights ; or the loading or discharging of cargo to or from Sea-Land’s vessels; or the docking, undocking or mooring of Sea-Land’s vessels. Anchorage further reserves to itself the right to use all the berth when net occupied by Sea-Land’s vessel. The term “Sea-Land’s vessel” as used herein shall apply to vessels owned

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

or operated by Sea-Land, its affiliated companies and to vessels which either Sea-Land or an affiliated company space charters. In. the event Sea-Land shall, at any time during the term of this Agreement, decide to increase the frequency of its vessel calls at the Port of Anchorage, Sea-Land shall immediately advise Anchorage of such fact and Anchorage shall make every reasonable effort to accommodate Sea-Land’s additional vessels at the Port of Anchorage Dock.

2. Paragraph 3 of the Preferential Usage Agreement entitled “Payments” is amended to read as follows:

Sea-Land hereby agrees to pay Anchorage as full compensation wharfage and dockage rates as follows:

A. Wharfage rates – in consideration for Anchorage granting Sea-Land permission to handle (including, but not limited to receiving, loading, discharging or delivering) cargo over the facilities of the Port of Anchorage, including use of the premises pursuant to Article 1:

(i) For each ton of cargo up to 400,000 tons per calendar year, Sea-Land shall pay the sum of $1.79 per ton; for each ton of cargo in excess of 400,000 tons, up to 500,000 tons per calendar year, See-Land shall pay the sum of $1.685 per ton; for each ton of cargo in excess of 500,000 tons, up to 600,000 tons per calendar year, Sea-Land shall pay the sum of $1.75 per ton; and for each ton in excess of 600,000 tons per calendar year, Sea-Land shall pay the sum of $1.50 per ton. In the event

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

Anchorage determines at the end of any calendar year that Sea-Land had handled less than 500,000 tons in that calendar year, Anchorage shall bill Sea-Land pursuant to the preceding rates for that amount of tonnage necessary to total 500,000 tons. In the event Anchorage determines at the end of any calendar year that the total annual combined tonnage handled by Sea-Land and the other major container carrier at the Port of Anchorage totals less than 1,000,000 in that calendar year, the rates to be applied during the remaining period of the five year term shall be subject to renegotiation. If the parties are unable to agree upon rates within thirty (30) days of the end of the calendar year, either party may terminate this agreement and such termination shall not be considered a default or forfeiture hereunder nor will any penalties be applied. All references to tons shall mean tons of 2,000 pounds each.

B. Dockage rates – in consideration for Anchorage granting Sea-Land permission to dock at the Port of Anchorage, including use of the premises pursuant to Article I, Sea-Land agrees to pay the dockage rates set forth in Appendix B attached hereto. Such rates shall apply regardless of any change in tariff dockage rates.

C. Transshipment cargo (i.e., cargo delivered to Anchorage for transfer to another vessel) shall be taken as a single through movement and shall be included only one time for purpose of determining the wharfage rate.

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

D. After each five (5) years of effectiveness of this agreement, the annual user charges as provided in Part A and B above shall be reviewed by the parties and when costs and land values have changed, the parties shall renegotiate the annual users charges to be applied during each successive five (5) year period of this agreement. In the negotiations to establish the annual users charges for the subsequent or succeeding five (5) year period, the parties shall take into consideration the character of the property, its value, the fair rental value of similar land improvements devoted to similar use, the terms, conditions and restrictions of this agreement and any other factors or data necessary for proper determination of fair annual users charges.

The renegotiated annual users charges for the succeeding five (5) year term shall be no less than eighty percent (80%) nor more than one hundred twenty percent (120%) of the annual users charges in effect during the five (5) year term immediately preceding such period of adjustment unless Anchorage demonstrates that inflation cumulatively totaling in excess of thirty percent (30%) has existed during the five (5) year term immediately preceding the adjustment. If Anchorage demonstrates inflation cumulatively totaling in excess of thirty percent (30%) has existed during the five (5) year term immediately preceding the adjustment and if Sea-Land has been profitable during the five year term immediately preceding the adjustment, annual users charges

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

greater than 120 percent (120%) of the annual users charges in effect during the five (5) year term immediately preceding such period of adjustment may be negotiated. If the parties fail to reach agreement on Sea-Land’s profitability and/or the cumulative rate of inflation during the five (5) year term immediately preceding the adjustment, the rates for both shall be established by a mutually agreeable arbitrator.

The adjustment, if any, to be made prior to any extended term of this agreement shall be agreed upon by the parties within thirty (30) days of the date of Sea-Land’s notice of its desire to exercise its option pursuant to Article 2 hereof to extend the agreement for an additional five (5) year period. If the parties are unable to agree upon fair annual users fees within said period, either party may terminate this agreement and such termination shall not be considered a default or forfeiture hereunder nor will any penalties be applied.

E. Except for any annual deficit charge pursuant to Part A above, the charges provided for herein shall be paid to Anchorage by Sea-Land in monthly installments with each installment representing payment for the preceeding month’s wharfage and dockage. All payments, including any deficit charge, shall become due 15 days following the Fort of Anchorage’s submission of an invoice to Sea-Land.

The monthly payment of charges hereunder shall be accompanied by a report in a form satisfactory to the Fort Director

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

summarizing all cargo loaded and discharged to and from Sea-Land’s vessels at the premises. Anchorage may from time to time inspect Sea-Land’s records and accounts relating to the loading and discharging of cargo in order to verify the accuracy of Sea-Land’s reports and the amount of payment due.

3. The following paragraph is added to the Preferential Usage Agreement as paragraph 16:

Claim Resolution. Sea-Land agrees to take such actions as are reasonably necessary for the timely resolution of claims against Sea-Land for damages occurring on Port of Anchorage premises including, but not limited to:

(a)	Promptly notifying the Port Operations Manager of any claim; and

(b)	In the event that a settlement cannot be reached between the Port Operations Manager and the Sea-Land Marine Manager, Anchorage, or their designees, within 72 hours after the receipt of the claim by Sea-Land, reference of the claim to a Damage Resolution Committee composed of the Port Director and Sea-Land’s General Manager, Alaska. Such Committee will convene within 7 2 hours after receipt by the Committee of the claim unless a latter time is mutually agreed to by both parties. If the Committee fails to resolve the claim, the claim shall be resolved by a mutually agreeable arbitrator; the costs of arbitration shall be equally borne by the parties.

4. Except as specifically provided to the contrary herein, all terms and conditions of the parties’ original 1986 Preferential Usage Agreement shall remain unchanged by this Amendment. Any clause, term or provision of the original 1986

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

Agreement which is in conflict with this Amendment shall be disregarded and this Amendment shall be deemed controlling.

5. This Amendment shall be submitted to the Federal Maritime Commission (FMC) for its approval under Section 15 or its determination that this Agreement is not subject to the requirements of Section 15 approval. This Agreement shall not be effective until such approval or determination shall have been made by the FMC.

MUNICIPALITY OF ANCHORAGE	SEA-LAND SERVICE, INC.

/s/ Larry D. Crawford	/s/ C. W. Grant
Larry D. Crawford	Name: C. W. Grant
Municipal Manager	Its: GENERAL MANAGER - Alaska
Dated: Illegible	Dated: Illegible
IRS Tax
Identification No. 1/31/91
RECOMMENDED FOR APPROVAL:	Tax Status: Taxable ( )
Non-Taxable ( )

/s/ H. Glen Glenzer	RECOMMENDED FOR APPROVAL:
H. Glen Glenzer	/s/ C. W. Grant
Port Director
Dated: ____________
Name: C. W. Grant
General Manager, Alaska
ATTEST:	Sea-Land Service, Inc.
Dated: 1/31/91

/s/ Municipal Clerk
Municipal clerk 3/26/91

[SEAL]

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

STATE OF                  )

                                      )      SS:

                                      )

THIS IS TO CERTIFY that on this 31st day of January, 1991), before me, the undersigned, a Notary Public in and for the State of Alaska, personally appeared C. W. Grant, known to me to be the General Manager of Sea Land Service, the corporation named in the foregoing instrument as the free act and deed of the said corporation for the uses and purposes therein stated.

WITNESS my hand and official seal the day and year in this certificate first above written.

/s/ Notary Public
Notary Public in and for Alaska
My commission expires: 2/27/93

[SEAL]

AWR/nmk

Z : PU

AMENDMENT TO PREFERENTIAL USAGE

AGREEMENT WITH SEA-LAND SERVICE, INC.

NORTH
POL TERMINAL
TERMINAL NO. 1
TERMINAL NO. 2 (Sealand)
TERMINAL NO. 3 (Tote)
920'-0"
TRANSIT SHED
TRANSIT AREA A
TRANSIT AREA B
TRANSIT AREA C
TRANSIT AREA D
CONTAINER STORAGE
EXISTING PORT BOUNDARY
12B
11A
10
9
8C
8B
7B
6D-1
6C-1
5F-1
5D-1
4A
3A
2B
1D
1E
A
0
300
600
900

PORT OF ANCHORAGE

Figure 1

Existing Land Use

APPENDIX A
TO PREFERENTIAL USAGE AGREEMENT
WITH SEA-LAND SERVICE, INC.

__________________ DEFINITIONS AND SCHEDULE OF CHARGES				___ NO.

DOCKAGE (Continued)

(i) DOCKAGE RATES WILL BE ASESSED AS FOLLOWS EXCEPT AS OTHERWISE PROVIDED.

Overall Length of Vessel (ft)		Charge Per 24 –Hour Day
Over	But Not Over
0	200	$67.00
200	300	165.00
300	350	233.00
350	375	290.00
375	400	319.00
400	425	359.00
425	450	393.00
450	475	424.00
475	500	465.00
500	525	527.00		200
525	550	567.00		(+)
550	575	616.00
575	600	684.00
600	625	780.00
625	650	907.00
650	675	1032.00
675	700	1165.00
700	725	1349.00
725	750	1543.00
750	775	1750.00
775	800	1966.00
800	850	2257.00
850	900	2568.00	1

1       For vessels with length overall greater than 900 feet, charge the rate for 900 feet plus $3.00 for each foot, or fraction thereof, of length in excess of 900 feet.

In computing dockage, charges shall be assessed as follows:

a)      12 cumulative hours or less shall be charged one-half (1/2) of one full day’s dockage.

b)      Over 12 hours, and not more than 24 hours, shall be charged one full day’s dockage.

	APPENDIX B

Correction No.59

ISSUED July 1, 1988		EFFECTIVE August 15, 1988

SECOND AMENDMENT TO DECEMBER 1, 1985

PREFERENTIAL USE AGREEMENT

BETWEEN THE MUNICIPALITY OF ANCHORAGE AND

SEA-LAND SERVICE, INC.

THIS AGREEMENT, made and entered into as of the 20th day of June, 1996 by and between the MUNICIPALITY OF ANCHORAGE. ALASKA, a municipal corporation, organized under the laws of the State of Alaska (hereinafter called “Anchorage”) and SEA-LAND SERVICE, INC., a corporation organized under the laws of the State of Delaware (hereinafter called “Sea-Land”)

W I T N E S S E T H:

WHEREAS, the December 1, 1985 Preferential Use Agreement entered into by Anchorage and Sea-Land was extended, pursuant to its terms and the terms of the extension agreement dated January 31, 1991 for an additional five year period through December 31, 1995; and

WHEREAS, the Preferential Use Agreement dated December 1, 1985 grants to Sea-Land the option to extend such Agreement beyond December 31, 1995 for an additional five year term, which Sea-Land has timely notified Anchorage of its intention to exercise said option; and

WHEREAS, subsequent to exercising its second option to extend and the parties having negotiated new usage charges; and

WHEREAS, the parties intend that except as modified herein, the terms of the original Preferential Use Agreement dated December 1, 1985, as modified by the First Amendment to said agreement dated January 31, 1991, shall remain in effect.

NOW THEREFORE, in consideration of the parties mutual undertakings, and other good and valuable consideration, the parties agree as follows:

1. Paragraph 1 of the Preferential Use Agreement dated December 1, 1985 entitled “Description of Premises” is amended to read as follows:

For and in consideration of the faithful performance by Sea-Land of the agreements, covenants, terms and conditions hereof, and the payments herein provided to be made by Sea-Land, Anchorage does hereby agree to furnish and otherwise make available to Sea-Land for its preferential use as hereinafter defined,

Second Amendment to December 1, 1985

Preferential Use Agreement Between the

Municipality of Anchorage and Sea-Land Service, Inc.

the following described premises situated within the Municipality of Anchorage. Alaska, together with all improvements located thereon:

NOW, THEREFORE, on consideration of the parties” mutual understandings, and other valuable consideration do hereby agree as follows:

Anchorage hereby grants Sea-Land preferential berthing rights at the Port of Anchorage dock for 156 vessel calls per calendar year. The berthing area reserved for Sea-Land under this agreement consists of 920’ on Terminal 2 (hereinafter called the “facility”) as more particularly described in Appendix A attached hereto and made a part hereof. Anchorage hereby grants Sea-Land exclusive use of Transit Area B, the 6.4 acre paved cargo staging area east of Terminal No. 2.

The term “preferential berthing rights” shall, for purpose of this document, mean that Sea-Land shall be accorded the preferential right to berth vessels 156 times in each calendar year at the facility, immediately upon the vessel’s arrival in the harbor of Anchorage, Alaska, during a period of 6 hours before and 24 hours after the established arrival times recited in a schedule filed by Sea-Land with the Port Director at least 15 days in advance. Sea-Land will promptly advise the Port Director of all schedule changes. Preferential berthing rights shall apply whether the berth is occupied by another vessel or not. Any other vessel, barge or craft, occupying the berth at the time Sea-Land’s vessel arrives in the period of 6 hours before and 24 hours after the scheduled arrival time shall be immediately removed from the facility at no cost to Sea-Land. The Preferential Berthing Rights are to be amended to a reduced period of 3 hours before the established arrival times recited, upon the completion of the Knik Arm Shoal Navigation Improvement Project Channel Dredging in Cook Inlet, Alaska.

Sea-Land shall make every reasonable effort to vacate the berth within 36 hours after time of arrival and mooring at the facility and shall not remain after this time unless a longer period is approved by the Port Director. In the event the arrival of Sea-Land’s vessel is delayed by more than 24 hours or is premature by more than 6 hours. Sea-Land shall immediately advise the Port Director who shall make every reasonable effort to conclude satisfactory alternative berthing arrangements.

Anchorage reserves secondary rights to occupy portions of the berth not occupied by Sea-Land’s vessel; provided, however, that Anchorage’s use of the facility shall not unreasonably interfere with Sea-Land’s preferential berthing rights; or the loading or discharging of cargo to or from Sea-Land’s vessels; or the docking, undocking or mooring of Sea-Land’s vessels. Anchorage further reserves to itself

Second Amendment to December 1, 1985

Preferential Use Agreement Between the

Municipality of Anchorage and Sea-Land Service, Inc.

the right to use all the berth when not occupied by Sea-Land’s vessel. The term “Sea-Land’s vessel” as used herein shall apply to vessels owned and operated by Sea-Land, its affiliated companies and to vessels which either Sea-Land or an affiliated company space charters. In the event Sea-Land shall, at any time during the term of this Agreement, decide to increase the frequency of its vessel calls at the Port of Anchorage, Sea-Land shall immediately advise Anchorage of such fact and Anchorage shall make every reasonable effort to accommodate Sea-Land’s additional vessels at the Port of Anchorage Dock.

2. Paragraph 3 of the Preferential Use Agreement entitled “Payments”, as amended by the First Amendment to Preferential Use Agreement dated January 31, 1991 is amended to read as follows:

Sea-land hereby agrees to pay Anchorage as full compensation wharfage and dockage rates as follows:

A. Wharfage rates - in consideration for Anchorage granting Sea-Land permission to handle (including, but not limited to receiving, loading, discharging or delivering) cargo over the facilities of the Port of Anchorage, including use of the premises pursuant to Article 1:

(i) For each ton of cargo up to 500,000 tons per calendar year, Sea-Land shall pay the sum of $2.00 per ton; for each ton of cargo in excess of 500,000 tons, up to 575,000 tons per calendar year, Sea-Land shall pay the sum of $1.90 per ton; for each ton of cargo in excess of 575,000 tons, up to 650,000 tons per calendar year, Sea-Land shall pay the sum of $1.80 per ton; and for each ton in excess of 650,000 tons per calendar year, Sea-Land shall pay the sum of $ 1.75 per ton. In the event Anchorage determines at the end of any calendar year that Sea-Land had handled less than 500,000 tons in that calendar year, Anchorage shall bill Sea-Land pursuant to the preceding rates for that amount of tonnage necessary to total 500,000 tons. In the event Anchorage determines at the end of any calendar year that the total annual combined tonnage handled by Sea-Land and the other major container carrier at the Port of Anchorage totals less than 1,000,000 in that calendar year, the rates to be applied during the remaining period of the five year term shall be subject to renegotiation. If the parties are unable to agree upon rates within thirty (30) days of the end of the calendar year, either party may terminate this agreement and such termination shall not be considered a default or forfeiture hereunder nor will any penalties be applied. All references to tons shall mean tons of 2,000 pounds each.

Second Amendment to December 1, 1985

Preferential Use Agreement Between the

Municipality of Anchorage and Sea-Land Service, Inc.

B. Dockage rates - in consideration for Anchorage granting Sea-Land permission to dock at the Port of Anchorage, including use of premises pursuant to Article I, Sea-Land agrees to pay dockage rates set forth in Appendix B attached hereto. Such dockage rates shall apply regardless of any change by Anchorage in tariff dockage rates for other users during such five year period.

C. Transshipment cargo (i.e., cargo delivered to Anchorage for transfer to another vessel) shall be taken as a single through movement and shall be included only one time for purpose of determining the wharfage rate.

D. After each five (5) years of effectiveness of this agreement, the annual user charges as provided in Part A and B above shall be reviewed by the parties and when costs and land values have changed, the parties shall renegotiate the annual users charges to be applied during each successive five (5) year period of this agreement. In the negotiations to establish the annual users charges for the subsequent or succeeding five (5) year period, the parties shall take into consideration the character of the property, its value, the fair rental value of similar land improvements devoted to similar use, the terms, conditions and restrictions of this agreement and any other factors or data necessary for proper determination of fair annual users charges.

The renegotiated annual users charges for the succeeding five (5) year term shall be no less than eighty percent (80%) nor more than one hundred twenty percent (120%) of the annual users charges in effect during the five (5) year term immediately preceding such period of adjustment unless Anchorage demonstrates that inflation cumulatively totaling in excess of thirty percent (30%) has existed during the five (5) year term immediately preceding the adjustment. If Anchorage demonstrates inflation cumulatively totaling in excess of thirty percent (30%) has existed during the five (5) year term immediately preceding the adjustment and if Sea-Land has been profitable during the five year term immediately preceding the adjustment, annual users charges greater than 120 percent (120%) of the annual users charges in effect during the five (5) year term immediately preceding such period of adjustment may be negotiated. If the parties fail to reach agreement on Sea-Land’s profitability and/or the cumulative rate of inflation during the five (5) year term immediately preceding the adjustment, the rates for both shall be established by a mutually agreeable arbitrator.

The adjustment, if any, to be made prior to any extended term of this agreement shall be agreed upon by the parties within thirty (30) days of the date of Sea-Land’s notice of its desire to exercise its option pursuant to Article 2 hereof to extend the agreement for an additional five (5) year period. If the parties are unable to agree upon fair annual users fees within said period, either party may terminate this agreement and such termination shall not be considered a default or forfeiture hereunder nor will any penalties be applied.

Second Amendment to December 1, 1985

Preferential Use Agreement Between the

Municipality of Anchorage and Sea-Land Service, Inc.

E. Except for any annual deficit charge pursuant to Part A above, the charges provided for herein shall be paid to Anchorage by Sea-Land in monthly installments with each installment representing payment for the preceding month’s wharfage and dockage. All payments, including any deficit charge, shall become due 15 days following the Port of Anchorage’s submission of an invoice to Sea-Land.

The monthly payment of charges hereunder shall be accompanied by a report in a form satisfactory to the Port Director summarizing all cargo loaded and discharged to and from Sea-Land’s vessels at the premises. Anchorage may from time to time inspect Sea-Land’s records and accounts relating to the loading and discharging of cargo in order to verify the accuracy of Sea-Land’s reports and the amount of payment due.

3. The rates quoted in Paragraph 2 of this document shall commence on January 1, 1996 and continue through December 31, 2000.

4. Except as modified herein, all other terms and conditions to the Preferential Use Agreement dated December 1, 1985 as amended by the First Amendment to Preferential Use Agreement dated January 31, 1991 shall remain in full force and effect for the period January 1, 1996 through December 31, 2000.

MUNICIPALITY OF ANCHORAGE	SEA-LAND SERVICE. INC.

/s/ Larry D. Crawford	/s/ William Garg Deaver
Larry D. Crawford	Name:	William Garg Deaver
Municipal Manager	Title:	General Manager, Alaska
Dated: 6/20/96	Date:	June 6, 96
	IRS Tax	###-##-####
I d e n t i f i c a t i o n

No.
ATTEST:	Tax Status
	Taxable	☒
	Non-Taxable	☐

/s/ Illegible
Municipal Clerk
Dated: 6/21/96

Second Amendment to December 1, 1985

Preferential Use Agreement Between the

Municipality of Anchorage and Sea-Land Service, Inc.

RECOMMENDED FOR APPROVAL	RECOMMENDED FOR APPROVAL

/s/ Don Dietz	/s/ William Garg Deaver
Don Dietz	General Manager, Alaska
Port Director	Sea-Land Service, Inc.
Dated: June 10, 1996	Date: June 6, 96

STATE OF Alaska	)
) ss.
COUNTY OF Anchorage	)

THIS IS TO CERTIFY that on this 6 day of June, 1996, before me, the undersigned a Notary Public in and for the State of Alaska, personally appeared William G. Deaver to me known to be the General Manager, Alaska of Sea-Land Services, Inc., the corporation named in the foregoing instrument as the free act and deed of the said corporation for the uses and purposes therein stated and as authorized by said corporation.

WITNESS my hand and official seal the day and year in this certificate first above written.

/s/ Illegible
Notary Public in and for the State of: Alaska
My commission expires: 9-19-98

Second Amendment to December 1, 1985

Preferential Use Agreement Between the

Municipality of Anchorage and Sea-Land Service, Inc.

Original Page 24

PORT OF ANCHORAGE TERMINALS TARIFF NO. 4

SECTION 2 DEFINITIONS AND SCHEDULE OF CHARGES			ITEM NO.

DOCKAGE (Continued)

(j) DOCKAGE RATES WILL BE ASSESSED AS FOLLOWS EXCEPT AS OTHERWISE PROVIDED.

Overall Length of Vessel (Ft)		Charge Per
Over	But Not Over	24-Hour Day
0	200	$125.00
200	300	250.00
300	350	357.00
350	375	443.00
375	400	488.00
400	425	541.00
425	450	601.00
450	475	648.00	200
475	500	711.00
500	525	807.00
525	550	869.00
550	575	943.00
575	600	1,048.00
600	625	1,193.00
625	650	1,388.00
650	675	1,579.00
675	700	1,783.00
700	725	2,065.00
725	750	2,362.00
750	775	2,680.00
775	800	3,010.00
800	850	3,456.00
850	900	3,933.00
900 and over Note 1

Note 1: For	vessels with length overall greater than 900 feet, charge the rate for 900 feet plus $5.00 for each foot, or fraction thereof,

 of length in excess of 900 feet.

In computing dockage, halves of day only shall be considered, and dockage shall be assessed as follows:

a.	12 hours or less shall be charged one-half (1/2) of one full day’s dockage.

b.	Over 12 hours, and not more than 24 hours, shall be charged one full day’s dockage.

(Continued on next page)

ISSUED 12/31/93	EFFECTIVE 02/01/94

Illegible

CONSENT TO GENERAL ASSIGNMENT & ASSUMPTION

SEA-LAND SERVICE, INC. AND CSX LINES, LLC TO CSX LINES OF ALASKA, LLC

CONSENT TO GENERAL ASSIGNMENT & ASSUMPTION (this “Consent”) dated this the 5th day of Sept, 2002, by and between SEA-LAND SERVICE, INC., now known as SL SERVICE, INC. (“SL Service”), 1717 Tidewater Road, Anchorage, Alaska 99501; CSX LINES, LLC (“CSXL”), 1717 Tidewater Road, Anchorage, Alaska 99501; CSX LINES OF ALASKA, LLC (“CSXLA”), 1717 Tidewater Road, Anchorage, Alaska 99501; and the MUNICIPALITY OF ANCHORAGE (“MOA”), formerly known as and successor in interest to the City of Anchorage, 2000 Anchorage Port Road, Anchorage, Alaska, 99501.

RECITALS:

WHEREAS, Sea-Land Service, Inc. changed its name to SL Service, Inc.;

WHEREAS, CSXL, a wholly owned subsidiary of SL Service, intends to continue to conduct business with MOA, at the Port of Anchorage, in the State of Alaska through CSXLA, a Delaware limited liability company; and

WHEREAS, SL Service, CSXL and CSXLA desire that all existing contractual arrangements by and between MOA and SL Service or CSXL be assigned to and assumed by CSXLA.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1. MOA consents to the general assignment and assumption of all contractual agreements known, unknown, disclosed or undisclosed between SL Service or CSXL and MOA, including, but not limited to, those set forth on Schedule A, attached hereto, referred to hereinafter collectively as “Agreements”; and

2. MOA consents to the conveyance by SL Service or CSXL to CSXLA of all of SL Service’s or CSXL’s right, title and interest in and to the buildings, structures and improvements located upon the properties and premises owned, leased or operated by MOA; and

3. MOA consents to the assumption by CSXLA of all rights, duties and liabilities of SL Service or CSXL pursuant to the terms and conditions of the Agreements, subsequent amendments thereto, and assignments thereof; and

4. MOA consents to CSXLA’s agreement to assume, and be bound by, all valid claims and valid defenses which may now exist or hereafter develop.

5. In consideration for the consent of MOA to this general assignment and assumption, CSXLA shall secure and keep in force at all times adequate insurance satisfactory to MOA with an insurer approved by MOA to protect both MOA and CSXLA against comprehensive public liability for bodily injury and property damage in an amount not less than $2,000,000 per occurrence and not less than $5,000,000 annual aggregate, as well as commercial vehicle coverage for owned, non-owned, and rented vehicles in an amount not less than $2,000,000 per occurrence. In lieu of the above insurance requirements, CSXLA may self assume the obligations above at its option.

CSXLA shall provide MOA with proof of insurance coverage in the form of a self assumption of risk letter and/or certificates of insurance for coverage prior to execution of this Consent by MOA. All insurance required by this covenant shall:

(a)	name MOA as an additional insured;

(b)	provide that MOA be notified at least thirty (30) days prior to any termination, cancellation, or material change in the insurance coverage;

(c)	include a waiver of subrogation by which the insurer waives all rights of subrogation against MOA for payments made under the policy; and

(d)	be submitted to MOA with copies of the Declaration pages attached thereto.

CSXLA shall, without request or notice from MOA, within seven (7) calendar days of any loss, provide MOA with all Endorsement pages to such insurance.

6. Nothing in this Consent is to be construed as a representation, ratification, or approval by MOA, either express or implied, as to the validity of any of the terms, conditions, or provisions of any agreement and/or assignment documents between SL Service, CSXL and CSXLA.

7. Nothing in this Consent is to be construed as a consent by MOA to any subsequent transaction by SL Service, CSXL or CSXLA. Any mortgage, pledge, hypothecation, encumbrance, transfer, sublease, or assignment (hereinafter collectively “Encumbrance”) of any interest in any Premises, or any part or portion thereof, except as permitted specifically by this Consent, shall first be approved in writing by MOA as provided by this section and inclusive in the Agreements. Failure to obtain MOA’s required written approval of an Encumbrance, if any, shall render such Encumbrance void. For the purposes of this Consent, an assignment or transfer to CSXLA’s parent corporation, if any, or an assignment or transfer to any other wholly owned subsidiary of CSXLA, is an Encumbrance requiring the prior written consent of MOA. MOA shall not unreasonably withhold its consent to a transfer to a parent corporation or a wholly owned subsidiary.

8. CSXLA shall be substituted for Sea-Land Service, SL Service and/or CSXL in the Agreements.

[Remainder of Page Intentionally Left Blank]

By their signatures below, SL Service, CSXL and CSXLA accept the terms and conditions hereof and of the Agreements, SL Service and/or CSXL assigns all rights, title, interest and obligations thereunder to CSXLA, and CSXLA assumes all rights, title, interest and obligations of SL Service and/or CSXL thereunder. This Consent shall-be effective on the date executed by the MOA.

MOA:	MUNICIPALITY OF ANCHORAGE

	By:	/s/ Harry J. Kieling, Jr.
Harry J. Kieling, Jr.
Municipal Manager
Date: 9/5/2

STATE OF ALASKA	)
	)	ss:
THIRD JUDICIAL DISTRICT	)

The foregoing instrument was acknowledged before me on this 5th day of September, 2002 by HARRY J. KIELING, JR., Municipal Manager for the Municipality of Anchorage, and he acknowledged that he was authorized to execute the foregoing instrument.

[SEAL]	/s/ Valerie A. Barkley
Notary Public in and for Alaska
My Commission Expires: 17/1/05

SL Service:	SEA-LAND SERVICE, INC., now known as SL SERVICE, INC.

	By:	/s/ Robert S. Zuckerman
Name: Robert S. Zuckerman
Title: Vice President
Tax I.D. No. 22-1625254
Date: August 29, 2002

STATE OF NORTH CAROLINA	)
	)	ss:
COUNTY OF MECKLENBURG	)

The foregoing instrument was acknowledged before me on this 29th day of August, 2002, by Robert S. Zuckerman, its                          on behalf of SEA-LAND SERVICE, INC., now known as SL SERVICE, INC., a Delaware corporation, and he acknowledged that he was authorized to execute the foregoing instrument.

/s/ Sandra L. Frazier
SANDRA L. FRAZIER
Notary Public of North Carolina
My Commission Expires: Oct. 2, 2005
Registered In Mecklenburg County

CSXL:	CSX LINES, LLC

	By:	/s/ Robert S. Zuckerman
Name: Robert S. Zuckerman
Title: Vice President
Tax I.D. No. 56-2098440
Date: August 29, 2002

STATE OF NORTH CAROLINA	)
	)	ss:
COUNTY OF MECKLENBURG	)

The foregoing instrument was acknowledged before me on this 29th day of August, 2002, be Robert S. Zuckerman, its Vice President, on behalf of CSX LINES, LLC, a Delaware Limited Liability Company, and he acknowledged that he was authorized to execute the foregoing instrument.

/s/ Sandra L. Frazier
SANDRA L. FRAZIER
Notary Public of North Carolina
My Commission Expires: Oct. 2, 2005
Registered In Mecklenburg County

CSXLA:	CSX LINES OF ALASKA, LLC

	By:	/s/ Robert S. Zuckerman
Name: Robert S. Zuckerman
Title: Secretary
Tax I.D. No. 56-2267510
Date: August 29, 2002

STATE OF NORTH CAROLINA	)
	)	ss:
COUNTY OF MECKLENBURG	)

The foregoing instrument was acknowledged before me on this 29th day of August, 2002, by Robert S. Zuckerman, its Secretary, on behalf of CSX LINES OF ALASKA, LLC, a Delaware Limited Liability Company, and he acknowledged that he was authorized to execute the foregoing instrument.

/s/ Sandra L. Frazier
SANDRA L. FRAZIER
Notary Public of North Carolina
My Commission Expires: Oct. 2, 2005
Registered In Mecklenburg County

Schedule A:

1.	LEASE by and between the City of Anchorage and Trans-World Alaska, Inc. dated September 30, 1963, regarding Lot 5E and 5F (partial) (14 pages);

2.	LEASE LOT 6B PORT OF ANCHORAGE INDUSTRIAL PARK SUBDIVISION dated July 10, 1964, between the City of Anchorage and Sea-Land Service, Inc. (16 pages plus 1 page plat);

3.	ASSIGNMENT OF LEASE dated December 24, 1964 between The City of Anchorage and Trans-World Alaska, Inc., regarding Lot 5E and 5F (partial) (4 pages);

4.	AGREEMENT OF LEASE LOT 6A PORT OF ANCHORAGE INDUSTRIAL PARK SUBDIVISION dated June 1, 1965, between the City of Anchorage and Sea-Land Service, Inc. (15 pages);

5.	ASSIGNMENT OF LEASES dated June 1, 1965, between Anchorage Cold Storage and for Sea-Land Service, Inc. regarding assigning leases for lots 6A & 6B from Anchorage Cold Storage to Sea-Land Service, Inc. (5 pages);

6.	AMENDED AND RESTATED LEASE LOT 6B PORT OF ANCHORAGE INDUSTRIAL PARK SUBDIVISION dated June 1, 1965, between the City of Anchorage and Sea-Land Service, Inc. (12 pages plus Exhibits A and B);

7.	ASSIGNMENT OF LEASE dated February 20, 1969, between Jack E. Cole and Donald D. Emmal and Trans-World Alaska, Inc. regarding Lot 5C (2 pages);

8.	LEASE regarding Lots 5A & 5B dated December 10, 1970, between the City of Anchorage and Sea-Land Service, Inc (28 pages);

9.	MEMORANDUM OF LEASE dated December 10, 1970, between the City of Anchorage and Sea-Land Service, Inc. regarding the lease of lots 5A & 5 B (2 pages);

10.	AMENDMENT TO LEASE dated April 13, 1971, between the City of Anchorage and Sea-Land Service, Inc. regarding changing description of Lots 5A and 5 B to 5D and 5E (2 pages);

11.	AMENDMENT TO LEASE dated November 24, 1972, between the City of Anchorage and Sea-Land Service, Inc. regarding changing lot description of Lot 6A to Lot 6C (2 pages);

12.	ASSIGNMENT OF LEASE dated September 28, 1973, between Jack E. Cole and Donald D. Emmal and Sea-Land Service, Inc. regarding Lot 5-F Assignment (3 pages);

13.	CONSENT TO ASSIGNMENT dated October 1, 1973, by the Municipality of Anchorage regarding Lot 5-F Assignment from Jack E. Cole and Donald D. Emmal to Sea-Land Service, Inc. (2 pages);

14.	AMENDMENT TO LEASE dated March 19, 1974 between the City of Anchorage and Sea-Land Service, Inc. regarding changing lot description of Lot 6B to Lot 6D (2 pages);

15.	AMENDMENT TO LEASE dated May 1975, between the Municipality of Anchorage and Sea-Land Service, Inc. regarding Lot 6B and the vacation of Gull Avenue and right of way adjacent to Gull Avenue and grant of utility easements (6 pages);

16.	AMENDMENT TO LEASE dated October 17, 1977, between the Municipality of Anchorage and Sea-Land Service, Inc. regarding changing the description of Lots 5D and 5E to Lot 5D-1 (2 pages);

17.	AMENDMENT TO LEASE dated October 17, 1977, between the Municipality of Anchorage and Sea-Land Service, Inc. regarding changing lot description of Lot 5F to 5F-1 (2 pages);

18.	AMENDMENT TO LEASE dated October 17, 1977, between the Municipality of Anchorage and Sea-Land Service, Inc. regarding changing lot description of Lot 6D & 6C to Lots 5C-1 and 5C-1 (2 pages);

19.	AGREEMENT AND ENCROACHMENT PERMIT dated November 3, 1980 between the Municipality of Anchorage/Public Works and Sea-Land Service, Inc. regarding Lot 5F-1 (5 pages plus Exhibit A, Exhibit B, Exhibit C and Exhibit D);

20.	PREFERENTIAL USAGE AGREEMENT dated December 1, 1985, between the Municipality of Anchorage and Sea-Land Service, Inc. regarding Terminal 2 berthing area (16 pages);

21.	AMENDMENT TO LEASE dated April 16, 1986, between the Municipality of Anchorage and Sea-Land Service, Inc. regarding the consolidation of leases on Lots 5D-l, 5F-l, 6C-l and 6D-l (6 pages);

22.	CRANE AGREEMENT #224-011030 dated November 7, 1986, between the Municipality of Anchorage and Sea-Land Service, Inc. (23 pages plus Appendix A, Appendix B & Schedule “A” Guaranty Agreement);

23.	SUPPLEMENT NO. I TO CRANE AGREEMENT NO. 224-011030 dated May 26, 1987, between the Municipality of Anchorage and Sea-Land Service, Inc. (4 pages);

24.	AMENDMENT TO PREFERENTIAL USAGE AGREEMENT dated January 31, 1991, between the Municipality of Anchorage and Sea-Land Service, Inc. regarding Transit Area B, 6.4 acre staging area east of Terminal 2 (10 pages);

25.	AMENDMENT TO LEASE dated April 1, 1991, between the Municipality of Anchorage and Sea-Land Service, Inc. regarding Lots 5D-1, 5F-1, 6C-1 and 6D-1 – adjusting rental rates for the period January 1, 1991 through December 31, 1995 (3 pages);

26.	SEA-LAND SERVICE, INC. TERMINAL NO. 2 OFFICE REVOCABLE PERMIT dated November 24, 1993 between the Municipality of Anchorage and Sea-Land Service, Inc. regarding the “Stevedore Building” at Terminal 2 (7 pages);

27.	SECOND AMENDMENT TO DECEMBER 1, 1985 PREFERENTIAL USE AGREEMENT BETWEEN THE MUNICIPALITY OF ANCHORAGE AND SEA-LAND SERVICE, INC. dated June 20, 1996, between the Municipality of Anchorage and Sea-Land Service, Inc. (6 pages plus Appendix A and Appendix B);

28.	SECOND AMENDMENT TO LEASE DATED SEPTEMBER 8, 1986 BETWEEN THE MUNICIPALITY OF ANCHORAGE AS LESSOR AND SEA-LAND SERVICE, INC. AS LESSEE FOR LOTS 5D-1, 5F-1, 6C-1 AND 6D-1 PORT OF ANCHORAGE dated August 22, 1996, between the Municipality of Anchorage and Sea-Land Service, Inc. (4 pages);

29.	REVOCABLE TERMINAL USE PERMIT PORT OF ANCHORAGE MUNICIPALITY OF ANCHORAGE dated May 3, 1999 between the Municipality of Anchorage and Sea-Land Service, Inc. (14 pages); and

30.	CSX LINES, LLC A PORTION OF THE PORT OF ANCHORAGE TRANSIT BUILDING THIRTY DAY REVOCABLE PERMIT dated June, 22, 2000 between the Municipality of Anchorage and Sea-Land Service, Inc., regarding a portion of the Transit Building adjacent to Terminal 1 (9 pages plus Exhibit A).

THIRD AMENDMENT TO DECEMBER 1, 1985

PREFERENTIAL USAGE AGREEMENT

[CSX LINES OF ALASKA, LLC]

THIS AGREEMENT is made and entered into as of the 7th day of January, 2003 by and between the MUNICIPALITY OF ANCHORAGE (MOA) and CSX Lines of Alaska, LLC (CSX).

WITNESSETH:

WHEREAS, on December 1, 1985, the MOA and Sea-Land Service, Inc. (Sea-Land) entered into a Preferential Usage Agreement (PUA). Pursuant to its terms, the PUA was extended for additional five (5) year terms on January 31, 1991 and on June 20, 1996, through December 31, 2000; and

WHEREAS, on September 5, 2002, the MOA consented to the assignment and assumption of all contractual agreements of Sea-Land by CSX under the Consent to General Assignment and Assumption; and

WHEREAS, the PUA dated December 1, 1985 grants CSX the option to extend the PUA for a third five year term, which CSX timely exercised; and

WHEREAS, subsequent to CSX exercising the third option to extend the PUA, the parties negotiated new usage charges and other considerations; and

WHEREAS, the extension of the PUA for a third five year term was approved by Anchorage Assembly Ordinance 2002-1 on January 29, 2002; and

WHEREAS, the parties intend that, except as modified herein, the terms of the original PUA dated December 1, 1985, as modified by the First Amendment dated January 31, 1991 and the Second Amendment dated June 20, 1996, shall remain in full force and effect.

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NOW THEREFORE, in consideration of their mutual undertakings, and other good and valuable consideration, the parties agree as follows:

1.	Article 1 of the PUA, entitled “Description of Premises”, is amended in its’ entirety to read as follows:

For and in consideration of the faithful performance by CSX of the agreements, covenants, terms and conditions hereof, and the payments herein agreed to be made by CSX. MOA agrees to furnish and otherwise make available to CSX for its preferential use as defined below, the following described premises situated within the Municipality of Anchorage, together with all improvements located thereon as follows:

A.	MOA grants CSX preferential berthing rights at the Port of Anchorage dock for One hundred fifty-six (156) vessel calls per calendar year. The berthing area reserved for CSX under the PUA consists of Nine hundred twenty (920) feet on Terminal 2 (hereinafter “Facility”) as more particularly described in Exhibit A, attached hereto and incorporated by reference.

1.	The term “Preferential Berthing Rights”, for purposes of the PUA, means CSX shall be accorded the preferential right to berth vessels One hundred fifty-six (156) times each calendar year at the Facility, immediately upon the vessel’s arrival in the harbor of Anchorage, Alaska, during the period of three (3) hours before and twenty-four (24) hours after the established arrival times set forth in a schedule filed by CSX with the Port Director at least fifteen (15) days in advance. CSX shall promptly advise the Port Director of all schedule changes. Preferential Berthing Rights shall apply whether the berth is occupied by another vessel or not. Any other vessel, barge or craft, occupying the berth at the time a CSX vessel arrives in the period of three (3) hours before and twenty-four (24) hours after the scheduled arrival time shall be immediately removed from the Facility, at no cost to CSX.

2.	CSX shall make reasonable effort to vacate the berth within thirty-six (36) hours after docking at the Facility and shall not remain after this time unless a longer period is approved by the Port Director. In the event the arrival of a CSX vessel is delayed more than twenty-four (24) hours or is premature more than three (3) hours, CSX shall immediately advise the Port Director, who shall make every reasonable effort to assist with berthing arrangements.

3.	MOA reserves secondary rights to occupy portions of the berth not occupied by a CSX vessel; provided, however, that MOA use of the Facility shall not unreasonably interfere with:

a.	CSX Preferential Berthing Rights; or

b.	The loading or discharging of cargo to or from CSX vessels: or

c.	The docking, undocking or the process of maneuvering a CSX vessel to or from the dock.

MOA further reserves the right to use the berth when not occupied by a CSX vessel. The term “CSX vessel” shall apply to vessels operated by CSX, its affiliated companies, and to vessels on which either CSX or an affiliated company charters space. In the event CSX decides, at any time during this PUA, to increase the frequency of vessel calls at the Port of Anchorage, CSX shall immediately notify MOA. MOA shall make every reasonable effort to accommodate additional CSX vessels at the Port of Anchorage dock.

Third Amendment to PUA CSX Lines of Alaska, LLC	Page 2 of 8

B.	MOA grants CSX exclusive use of Transit Area B, the 6.4 acre paved cargo staging area east of Terminal No. 2, and more particularly described in Exhibit A.

C.	MOA grants CSX exclusive use of the Terminal #2 Stevedore Building, consisting of approximately 1,600 sq. ft., plus a parking area to the west and south of the building totaling 1,000 sq. ft., and more particularly described in Exhibit B attached hereto and incorporated herein by reference. The annual rent of $17,136 per year shall be added to the 2001 adjusted Wharfage amount of $1,527,842, for a total Annual 2001 Wharfage Charge of $1,544,978.

D.	MOA grants CSX exclusive use of the Transit Building Crane Maintenance Space, more particularly described in Exhibit C attached hereto and incorporated herein by reference. CSX use of the crane maintenance space shall terminate, with no liability to the Port, in the event the Transit Building is destroyed or demolished. In consideration of dockage and wharfage charge adjustments to this PUA, rental payments for the Transit Building Crane Maintenance Space shall cease effective July 1, 2001.

E.	MOA grants CSX non-exclusive use of the Crane Turnout Trestle, more particularly described in Exhibit A, in consideration of dockage and wharfage charge adjustments to this PUA. The Trestle shall be available to CSX to provide parking for its employees during PUA periods, if the Port is not otherwise renting, leasing or utilizing the Trestle for the Port’s purposes.

F.	MOA grants CSX non-exclusive use of Transit Area A as more particularly described in Exhibit A. Transit Area A shall be available to CSX for staging containers during PUA periods, if the Port is not otherwise renting, leasing or utilizing Transit Area A for the port’s purposes. CSX use of Transit Area A shall not interfere with Port Maintenance activities. In consideration of dockage and wharfage charge adjustments to this PUA, tariff storage charges for CSX use of Transit Area A shall cease effective July 1, 2001. However, this provision shall be reviewed by the parties after the pending replat of the Port of Anchorage is completed.

Third Amendment to PUA CSX Lines of Alaska, LLC	Page 3 of 8

2.	Article 3 of the PUA, entitled “Payments”, is amended in its’ entirety to read as follows:

CSX shall pay MOA wharfage and dockage rates, including use of all facilities and premises described in Paragraph 1 above, as follows:

A.	Wharfage rates. CSX may handle cargo including, but not limited to receiving, loading, discharging or delivering, over the facilities of the Port of Anchorage, including use of the premises pursuant to Article 1 at the following rates:

(i)	The annual 2001 wharfage rate shall be $1,544,978 divided into twelve (12) equal monthly payments, to be remitted on the first day of each month.

(ii)	The annual wharfage rate shall be adjusted, during the term of this third renewal period, based on number of revenue loads in the previous year. A revenue load is defined as:

Any container passing over the Port of Anchorage’s dock which either originates or terminates in the Alaska railbelt for which CSX receives compensation, including ALPAR loads.

The revenue load rate of $25.99 per load is determined by dividing the 2001 annual wharfage charge of $1,544,978 by the 59,439 revenue loads in the year 2000. The annual wharfage rate for the next year shall be adjusted to the total of the number of CSX revenue loads for the previous year multiplied by revenue load rate of $25.99. (Example: The 2002 annual wharfage charge shall be determined by multiplying the number of 2001 revenue loads by $25.99.)

B.	Dockage rates. CSX may dock at the Port of Anchorage, including use of the premises pursuant to Article 1 at a dockage rate of $1,113.00 per twelve (12) hour period. Dockage charges shall be paid to MOA by CSX in monthly installments, with each installment representing payment for the preceding month’s dockage. Such dockage rate shall apply regardless of any change by MOA in tariff dockage rates for other users during the term of this third renewal period.

C.	Transshipment cargo. CSX cargo delivered to Anchorage for transfer to another vessel shall be taken as a single through-movement and shall be included only one time for purposes of determining wharfage rate.

D.	After each five (5) year period of this PUA, the annual user charges provided in Paragraph A and B above shall be reviewed by the parties. When costs, land values, and the rate of inflation changes, the parties shall renegotiate the annual user charges to be applied to each subsequent five (5) year period. In the negotiations to establish the annual user charges for a subsequent five (5) year period, the parties shall take into consideration the character of the property, its market value, the fair rental value of similar land improvements devoted to similar use, the terms, conditions and restrictions of this PUA, and any other factors or data necessary for proper determination of fair annual user charges.

Third Amendment to PUA CSX Lines of Alaska, LLC	Page 4 of 8

The renegotiated annual user charges for a subsequent five (5) year period shall be no less than eighty percent (80%) nor more than one hundred twenty percent (120%) of the annual users charges in effect during the five (5) year term immediately preceding such adjustment.

The adjustment, if any, shall be agreed upon by the parties within thirty (30) days of the date of CSX’s notice to exercise an option to extend the PUA for an additional five (5) year period pursuant to Article 2. If the parties are unable to agree upon an annual user fee within said period, either party may terminate this PUA and such termination shall not be considered a default or forfeiture nor shall any penalties be applied.

E.	Except for any annual deficit charge pursuant to Paragraph A above, the charges provided for herein shall be paid to MOA by CSX in monthly installments, with each installment representing payment for the preceding month’s dockage. All payments, including any deficit charge, shall be due fifteen (15) days following the Port of Anchorage’s delivery of an invoice to CSX.

F.	Monthly payment of charges must be accompanied by a report, in a form satisfactory to the Port Director, summarizing all cargo loaded and discharged to and from CSX vessels at the premises. MOA may from time to time inspect CSX records and accounts relating to the loading and discharging of cargo in order to verify the accuracy of CSX reports and the amount of payment due.

3.	The rates quoted in Paragraph 2 above shall commence on January 1, 2001 and continue through December 31, 2005

4.	Article 5 of the PUA, entitled “Dredging and Repairs/Maintenance”, is amended in its entirety to read as follows:

A.	MOA shall be responsible for all required maintenance dredging at or around the pier, including any dredging required between the pier and channels maintained by the U. S. Government, to a minimum depth of 30 feet draft at mean low water. MOA shall pay the cost of any structural repairs to the pier, piling or bulkheads other than repairs made necessary by the acts, errors, omissions or negligence of CSX, its affiliates, agents, employees or licensees.

B.	Terminal #2 Stevedore Building maintenance.

CSX shall, at its sole expense, furnish all minor maintenance and repairs required due to normal wear and tear of the premises. CSX shall provide regular janitorial service to the premises. In addition, CSX shall provide major maintenance and repairs required on the premises, up to a maximum amount of $1,000.00 per individual item and/or occurrence. Major maintenance involving costs in excess of $1,000.00 per individual item

Third Amendment to PUA CSX Lines of Alaska, LLC	Page 5 of 8

and/or occurrence shall be assumed by MOA. In the event the cost of repair cannot be readily determined, an estimate of such cost shall be obtained. The cost of the estimate shall be borne by the party responsible for the repair. Repair of damage due to vandalism shall be the responsibility of CSX,

C.	Transit Building Crane Maintenance Space maintenance.

Except for reasonable wear and tear from ordinary use, CSX shall, at CSX’s sole cost and expense, maintain the premises and any improvements on the premises in good and well maintained condition and repair, and in accordance with all applicable Jaws, ordinances, orders and regulations. CSX shall provide regular janitorial service to the premises.

D.	Crane Tie-downs.

MOA shall be responsible for maintenance of the crane tie-downs located on the Port of Anchorage’s pier effective July 1, 2001.

E.	Crane Busbar and Appurtenances.

The Port of Anchorage shall regularly inspect and maintain in good operating condition the cable connection between the switch cabinet and the busbar. CSX shall regularly inspect and maintain in good operating condition the switch cabinet, the switches therein, the busbar and the busbar support structures.

5.	The following new paragraph, entitled “Utilities”, is added to the PUA as Article 17:

17.	Utilities.

A.	Terminal #2 Stevedore Building utilities.

CSX shall pay for the cost of all natural gas, water, electricity, sewer and other utilities necessary for CSX’s use of the premises. CSX shall also provide for solid waste disposal service, telephone service, and/or other options services, such as bottled drinking water, etc., at its own expense.

B.	Transit Building Crane Maintenance Space utilities.

MOA shall pay for basic utilities (i.e. heat, electricity, water and waste water disposal) necessary for CSX use of the premises, except for telephone service, bottled water, and business refuse collection activities, for which CSX shall be responsible. Utility usage by CSX its employees or agents, shall not be unreasonable or excessive.

6	The following new paragraph, entitled “Improvements”, is added to the PUA as Paragraph 18:

18.	Improvements.

Third Amendment to PUA CSX Lines of Alaska, LLC	Page 6 of 8

6.	The following new paragraph, entitled “Improvements”, is added to the PUA as Paragraph 18:

18. Improvements.

CSX shall not improve, alter or add to the Terminal #2 Stevedore Building and/or the Transit Building Crane Maintenance Space without prior written approval of the Port Director. Ownership and other responsibilities for such improvements shall be determined by the parties in writing prior to commencing any work. If CSX improves, alters or adds to the premises without prior written approval of the Port Director, MOA may choose to claim ownership of the improvement or may require CSX, at CSX sole cost and expense, to remove the improvement, alteration or addition within a stated time. In either case, CSX shall pay all costs and expenses of the improvement, alteration or addition and its removal.

7.	Except as modified herein, all other terms and conditions of the PUA, dated December 1, 1985, as amended by the First Amendment dated January 31, 1991 and by the Second Amendment dated June 20, 1996, shall remain in full force and effect for the period January 1,2001 through December 31, 2005.

MUNICIPALITY OF ANCHORAGE	CSX LINES OF ALASKA, LLC

/s/ Harry J. Kieling, Jr.	/s/ Ken Privratsky
Harry J. Kieling, Jr.	Name:	Ken Privratsky
Municipal Manager	Title:	Vice President & GM, Alaska
Dated: 1/7/3	Dated:	December 27, 2002

RECOMMENDED FOR APPROVAL:

/s/ William Sheffield
William Sheffield
Port Director
Dated: 12/18/02

Third Amendment to PUA CSX Lines of Alaska, LLC	Page 7 of 8

STATE OF ALASKA	)
)ss.
THIRD JUDICIAL DISTRICT	)

THIS IS TO CERTIFY that on this 7th day of January 2003, before me personally appeared HARRY J. KIELING, JR., MUNICIPAL MANAGER of the MUNICIPALITY OF ANCHORAGE, known to me and to me known to be the individual named in and who executed the foregoing instrument, and he acknowledged to me that the signed he same freely, voluntarily, and with authority to do so, on behalf of MUNICIPALITY OF ANCHORAGE for the uses and purposes therein mentioned.

[SEAL]	/s/ Valerie A. Barkley
Notary Public in and for Alaska
My commission expires: 12/1/05

STATE OF ALASKA	)
)ss.
3rd JUDICIAL DIST/COUNTY OF ALASKA	)

THIS IS TO CERTIFY that on this 27th day of December, 2002, before me personally appeared Ken Privratsky, the VP GM of CSX LINES OF ALASKA, LLC, known to me and to me known to be the individual named in and who executed the foregoing instrument, and s/he acknowledged to me that s/he signed the same freely, voluntarily, and with authority to do so, on behalf of CSX LINES OF ALASKA, LLC for the uses and purposes therein mentioned.

[SEAL]	/s/ Laurie L. Larson
Notary Public in and for the State of Alaska
My commission expires: June 1, 2004

Third Amendment to PUA CSX Lines of Alaska, LLC	Page 8 of 8

Exhibit "B"
Third Amendment To
December 1, 1985
Preferential Usage Agreement

TERMINAL
TERMINAL NO.1
TERMINAL NO 2 (Sealand)
Parking Area
Stevedore Building
TRANSIT SHED
TRANSIT AREA A
TRANSIT AREA B
CONTAINER

]

Door to Office
Port Dead·File Room
Rec. Room
36' 0"
36' x 35' = 1,260 sq. ft.
Sea Land (2) 35'x 8' Stacked Containers
12'x22'=264 sq.ft..
35' 0"
22'
Roll-up Door
12'
CSX LINES /Jet Technical Maintenance Area
North Transit Shed - 1,524 sq.ft.
N
Scale 1/4" = 2.5'

Exhibit "C"
Third Amendment To
December 1. 1985
Preferential Usage Agreement